UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 29, 2013

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 29, 2013, IBM received notification of an unsolicited “mini-tender offer” made by TRC Capital Corporation (“TRC Capital”) to purchase up to 1 million shares of IBM’s common stock, par value $0.20 per share (the “common stock”), from IBM’s stockholders at a price of $170.00 per share in cash.  TRC Capital’s offer price is approximately 4.14% below the closing share price of IBM’s common stock on October 28, 2013, the day before the offer commenced, and the offer is for approximately 0.09% of the outstanding shares of IBM’s common stock. The offer is subject to various conditions, including the absence of any decrease in the market price of IBM’s common stock and TRC Capital’s ability to obtain sufficient funding necessary to consummate the offer.

TRC Capital has made many similar mini-tender offers for shares of other companies, and IBM is not associated with TRC Capital or this unsolicited offer.  Under the rules and regulations of the Securities Exchange Act of 1934, IBM is required to publicize its position on TRC Capital's offer.  IBM recommends that its stockholders do not tender their shares in response to the offer.  IBM does not endorse TRC Capital’s offer because it is at a price below the market price for IBM’s common stock and, as a mini-tender offer, it does not provide investors with the same level of protections as provided by larger tender offers under U.S. federal securities laws.  IBM urges stockholders to obtain current market quotations for their shares of common stock, review the conditions to the offer, consult with their broker or financial adviser and exercise caution with respect to TRC Capital’s offer.

IBM stockholders who have already tendered their shares may withdraw their shares by providing notice in the manner described in TRC Capital’s Offer to Purchase and Letter of Transmittal prior to the expiration of the offer, which is currently scheduled to expire at 12:01 a.m., New York City time, on Wednesday, November 27, 2013, unless extended.

Mini-tender offers seek to acquire less than five percent of a company’s outstanding shares, thereby avoiding many disclosure and procedural requirements under U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).  The SEC has cautioned investors about mini-tender offers, noting that “[s]ome bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price.”  The SEC’s tips for investors regarding mini-tender offers may be found on the SEC’s Web site at http://www.sec.gov/investor/pubs/minitend.htm.

IBM encourages brokers and dealers, as well as other market participants, to review the SEC’s letter regarding broker-dealer mini-tender offer dissemination and disclosures on the SEC’s Web site at http://www.sec.gov/divisions/marketreg/minitenders/sia072401.htm.

IBM requests that a copy of this Form 8-K be included with all distributions of materials relating to TRC Capital’s tender offer.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 1, 2013

	By:	/s/ Michelle H. Browdy
Michelle H. Browdy
Vice President,
Assistant General Counsel &
Secretary